Exhibit 99.1

News Release

U-Store-It Trust Reports 14.3% Increase in FFO per Share; and 7.9% Increase in Same-Store NOI for the Three Months Ended December 31, 2008

WAYNE, PA — (MARKET WIRE) — February 26, 2009 — U-Store-It Trust (NYSE: YSI) announced its operating results for the three months and year ended December 31, 2008. “I am very pleased with the performance of our Company and of our self-storage product during the most difficult year of 2008,” said Dean Jernigan, Chief Executive Officer of U-Store-It. “The results outlined below suggest, in my opinion, a real estate product that successfully resisted the recession for the entire year.  We are now clearly focused on 2009 and 2010 and are in the process of raising capital to address our liquidity needs, while controlling expenses and competing for every possible storage unit rental across every single market in which we operate,” continued Jernigan.  “Even during these most difficult times, it is my opinion that on a relative basis, the self-storage product will continue to outperform.”

Significant highlights of the quarter and year include:

•                  Funds from Operations (“FFO”)

•                  4th Quarter - FFO of $0.24 per share for the three months ended December 31, 2008, a 14.3% increase over the $0.21 per share reported in the same period of the previous year.

•                  Full year - FFO of $0.97 per share for the year ended December 31, 2008, a 15.5% increase over the $0.84 per share reported in 2007.

•                  Same-store Revenue (364 same-store facilities)

•                  4th quarter - Same-store total revenue increased 1.8% from the fourth quarter of 2007.

•                  Full year - Same-store total revenue increased 4.0% in 2008 over 2007.

•                  Same-store Property Operating Expenses

•                  4th quarter — Same-store property operating expenses decreased 7.2% when compared to the fourth quarter of 2007.

•                  Full year — Same-store property operating expenses increased 2.0% from 2007 to 2008.

•                  Same-store Net Operating Income (“NOI”)

•                  4th quarter — Same-store NOI increased 7.9% from the fourth quarter of 2007.

•                  Full year — Same-store NOI increased 5.3% in 2008 over 2007.

•                  Realized Annual Rent

•                  4th quarter — Same-store realized annual rent per square foot grew to $11.10 or 1.7% over the fourth quarter of 2007.

•                  Full year — Same-store realized annual rent per square foot increased 3.9% over 2007 to $10.96.

•                  Same-store Physical Occupancy

•                  4th quarter — Average physical occupancy was 80.0% for the fourth quarter of 2008 on the same-store facilities compared to 80.6% for the fourth quarter of 2007.

•                  Full year — Average physical occupancy increased to 80.5% during 2008 from 80.2% during 2007 on the same-store facilities.

President and Chief Investment Officer Christopher Marr commented, “The fourth quarter capped off a very successful 2008 for our Company. We achieved our strategic operational objectives of producing double-digit FFO per share growth through our focus on delivering strong revenue increases on our same-store properties while controlling our operating expenses. In addition, we delivered on our objectives of reducing leverage and increasing liquidity through our asset disposition program. For the year, including one sale that closed in January 2009, we sold 24 properties resulting in proceeds of approximately $65 million that were fully used to repay outstanding indebtedness.”

Funds from Operations

FFO for the fourth quarter of 2008 was $15.0 million, compared to $12.9 million for the fourth quarter of 2007. FFO per share grew 14.3% to $0.24 per share for the fourth quarter of 2008, compared to $0.21 for the same quarter of last year.

FFO for the year ended December 31, 2008 was $61.2 million or $0.97 per share compared to $52.6 million or $0.84 per share for the year ended December 31, 2007. FFO per share grew 15.5% in 2008 compared to 2007.

Operating Results

The Company reported net income of $2.5 million or $0.04 per share in the fourth quarter of 2008, compared to a net loss of $5.9 million or $0.11 per share in the fourth quarter of 2007.  For the year ended December 31, 2008, the Company reported net income of $2.8 million or $0.05 per share as compared to a net loss of $13.1 million or $0.22 per share for the year ended December 31, 2007.  The increase in net income is primarily attributable to increased gains on sales of real estate of $17.2 million and an increase in rental income of $16.9 million offset by an increase in operating expenses of $6.4 million and depreciation expense of $9.2 during the year ended December 31, 2008 as compared to the year ended December 31, 2007, respectively.

Total revenues increased $1.8 million and total property operating expenses decreased $1.4 million in the fourth quarter of 2008, compared to the same period in 2007. Increases in total revenues are attributable to the increases in realized annual rent per occupied square foot in the same-store portfolio.  Decreases in property operating expenses are attributable to a reduction in property taxes, offset by severance and other costs related to our reduction in headcount at the divisional and district manager level.  General and administrative expenses increased by $1.9 million in the fourth quarter of 2008 as compared to the same period in 2007.  The increase is attributable to severance costs associated with the Company’s decision not to renew the employment agreements of certain former officers, as well as costs associated with relocating the legal, human resources and operations functions to Wayne, PA, which now serves as the Company’s corporate headquarters.

Interest expense decreased approximately $2.4 million in the fourth quarter of 2008, compared to the fourth quarter of 2007, primarily as a result of lower interest rates and lower outstanding principal balances during the fourth quarter of 2008 as compared to the same period in 2007.

The Company’s 387 owned facilities, containing 25.0 million rentable square feet, had a physical occupancy at December 31, 2008 of 78.9% and an average physical occupancy for the quarter ended December 31, 2008 of 79.8%.

Same-Store Results

The Company’s same-store pool at December 31, 2008 represented 364 facilities containing approximately 23.3 million rentable square feet and included approximately 93.4% of the aggregate rentable square feet of the Company’s 387 owned facilities. These same-store facilities represent approximately 94.1% of property net operating income for the quarter ended December 31, 2008.

The same-store average physical occupancy for the fourth quarter of 2008 was 80.0% compared to 80.6% for the same quarter of last year. In-place annual rent per square foot grew to $12.44 in the fourth quarter of 2008, representing a 1.6% increase over the same quarter of last year. Same-store rental income for the fourth quarter of 2008 grew 0.9% over the same period in 2007. Same-store total revenues grew 1.8% and same-store operating expenses decreased 7.2% as compared to the fourth quarter of 2007. Same-store net operating income grew 7.9% in the fourth quarter of 2008 compared to the same quarter of 2007.

For the year ended December 31, 2008, the same-store revenue, operating expenses and net operating income grew 4.0%, 2.0%, and 5.3%, respectively, as compared to the results for the year ended December 31, 2007. Average physical occupancy of the same-store pool for 2008 increased 30 basis points to 80.5% as compared to 80.2% during 2007.

Cost Reduction Measures

In late 2008, the Company undertook several measures to reduce costs going into 2009.  Specifically, we closed our offices in Cleveland, Ohio and Bowie, Maryland and consolidated all of our corporate functions into our headquarters in Wayne, Pennsylvania.  In addition, we consolidated our operating divisions, eliminating one division and six district managers.  These efforts were a component of a comprehensive review of all property level and overhead expenses.  We believe these steps will result in an overall reduction in property level overhead of approximately $1.0 million in 2009 as compared to 2008; an overall reduction of approximately $2.5 million in general and administrative expense in 2009 as compared to 2008; and will also limit our growth in direct property expenses during 2009.

Acquisition and Disposition Activity

During the fourth quarter, the Company disposed of seven assets in Florida and Ohio for $16.8 million. The Company recognized gains of approximately $6.3 million on the sales. The proceeds were used to reduce balances outstanding under our revolving credit facility. For the year, the Company disposed of 23 assets for an aggregate sale price of approximately $62.0 million and recognized gains of approximately $19.7 million.

Quarterly Dividend

On December 11, 2008, the Company declared a dividend of $0.025 per share. The dividend was paid on January 22, 2009, to shareholders of record on January 7, 2009.

“Our current quarterly dividend of $0.025 per share allows us to retain capital that we will use to reduce outstanding indebtedness.  As of the date of this release, we have cash on hand and availability under our revolving credit facility sufficient to repay all of our 2009 debt maturities,” commented Mr. Jernigan.  “We are focused on utilizing retained capital and additional capital raised from external sources to address our maturities in 2010 and beyond.”

2009 Financial Outlook

The Company estimates that its fully-diluted FFO per share for 2009 will be between $0.87 and $0.97, and that its fully-diluted net loss per share for the period will be between $(0.32) and $(0.22). The Company’s estimate is based on the following key assumptions:

•                  General and administrative expenses of approximately $22.0 million to $22.8 million

•                  For 2009, the same-store pool will consist of 379 assets totaling 24.4 million square feet

•                  Same-store revenue growth of -2.0% to 0% over 2008

•                  Same-store expense growth of 1.5% to 2.5% over 2008

•                  Same-store net operating income growth of -4.0% to -1.0% over 2008

•                  Dispositions and new financings totaling $100 million to $150 million, weighted to midyear

•                  Average LIBOR assumption for the year, including the impact of existing hedges, of approximately 2.9%

2009 Full Year Guidance	Range or Value
Earnings (loss) per diluted share allocated to common shareholders	$(0.32)	to	$(0.22)
Less: gains on sales of real estate	(0.01)		(0.01)
Plus: real estate depreciation and amortization	1.20		1.20
FFO per diluted share	$0.87	to	$0.97

The Company estimates that its fully-diluted FFO per share for the quarter ending March 31, 2009 will be between $0.22 and $0.23, and that its fully-diluted net loss per share for the period will be between $(0.07) and $(0.06).

1st Quarter 2009 Guidance	Range or Value
Earnings (loss) per diluted share allocated to common shareholders	$(0.07)	to	$(0.06)
Less: gains on sales of real estate	(0.01)		(0.01)
Plus: real estate depreciation and amortization	0.30		0.30
FFO per diluted share	$0.22	to	$0.23

“We expect to raise a significant amount of capital in 2009.  Our guidance assumes $100 to $150 million of capital is raised during the year.  That capital will take the form of a combination of asset dispositions, secured debt, ventures and possibly other funding options.  For guidance purposes, we have assumed the capital is raised at mid year and we have considered the dilution from these capital raises in our FFO guidance of $0.87 to $0.97 per share,” said Timothy Martin, Chief Financial Officer.  “Additionally, our guidance assumes the payment of a 15 basis point fee to exercise our right to extend our unsecured credit facility and secured term loan to November, 2010.”

Conference Call

Management will host a conference call at 11:00 a.m. ET on Friday, February 27, 2009, to discuss financial results for the year and three months ended December 31, 2008.

A live webcast of the conference call will be available online from the investor relations page of the Company’s corporate website at www.u-store-it.com. The dial-in numbers are 1-800-860-2442 for domestic callers and +1 412-858-4600 for international callers. After the live webcast, the call will remain available on U-Store-It’s website for thirty days. In addition, a telephonic replay of the call will be available until March 27, 2009. The replay dial-in number is 1-877-344-7529 for domestic callers and +1 412-317-0088 for international callers.  The reservation number for both is 427075.

Supplemental operating and financial data as of December 31, 2008 is available on our corporate website under the heading “Investor Relations and Financial Information.”

About U-Store-It Trust

U-Store-It Trust is a self-administered and self-managed real estate investment trust. The Company’s self-storage facilities are designed to offer affordable, easily accessible and secure storage space for residential and commercial customers. According to the Self-Storage Almanac, U-Store-It Trust is one of the top four owners and operators of self-storage facilities in the United States.

Non-GAAP Performance Measurements

FFO is a widely used performance measure for real estate companies and is provided here as a supplemental measure of operating performance. The Company calculates FFO in accordance with the best practices described in the April 2002 National Policy Bulletin of the National Association of Real Estate Investment Trusts (the “White Paper”). The White Paper defines FFO as net income (computed in accordance with GAAP), excluding gains (or losses) from sales of property, plus depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures.

Management uses FFO as a key performance indicator in evaluating the operations of the Company’s facilities. Given the nature of its business as a real estate owner and operator, the Company considers FFO a key measure of its operating performance that is not specifically defined by accounting principles generally accepted in the United States. The Company believes that FFO is useful to management and investors as a starting point in measuring its operational performance because it excludes various items included in net income that do not relate to or are not indicative of its operating performance such as gains (or losses) from sales of property and depreciation, which can make periodic and peer analyses of operating performance more difficult. FFO should not be considered as an alternative to net income (determined in accordance with GAAP) as an indicator of the Company’s financial performance, is not an alternative to cash flow from operating activities (determined in accordance with GAAP) as a measure of the Company’s liquidity, and is not indicative of funds available to fund the Company’s cash needs, including its ability to make distributions.

We define net operating income, which we refer to as “NOI,” as total continuing revenues less continuing property operating expenses. NOI also can be calculated by adding back to net income: interest expense, loan procurement amortization expense, minority interest, depreciation and general and administrative, and deducting from net income: gains on sale of self-storage facilities, interest income and other.  NOI is not a measure of performance calculated in accordance with GAAP.

Management uses NOI as a measure of operating performance at each of our facilities, and for all of our facilities in the aggregate. NOI should not be considered as a substitute for operating income, net income, cash flows provided by operating, investing and financing activities, or other income statement or cash flow statement data prepared in accordance with GAAP.

Forward-Looking Statements

This presentation, together with other statements and information publicly disseminated by U-Store-It Trust (“we,” “us,” “our” or the “Company”), contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Such statements are based on assumptions and expectations that may not be realized and are inherently subject to risks, uncertainties and other factors, many of which cannot be predicted with accuracy and some of which might not even be anticipated. Although we believe the expectations reflected in these forward-looking statements are based on reasonable assumptions, future events and actual results, performance, transactions or achievements, financial and otherwise, may differ materially from the results, performance, transactions or achievements expressed or implied by the forward-looking statements. Risks, uncertainties and other factors that might cause such differences, some of which could be material, include, but are not limited to:

•   national and local economic, business, real estate and other market conditions;

•   the competitive environment in which we operate;

•   the execution of our business plan;

•   financing risks, including the risk of over-leverage and the corresponding risk of default on our mortgage and other debt and potential inability to refinance existing indebtedness;

•   increases in interest rates and operating costs;

•   counterparty non-performance related to the use of derivative financial instruments;

•   our ability to maintain our status as a real estate investment trust (“REIT”) for federal income tax purposes;

•   acquisition and development risks;

•   changes in real estate and zoning laws or regulations;

•   risks related to natural disasters;

•   potential environmental and other liabilities;

•   other factors affecting the real estate industry generally or the self-storage industry in particular; and

•   other risks identified in Item 1A of this Annual Report on Form 10-K and, from time to time, in other reports we file with the Securities and Exchange Commission (the “SEC”) or in other documents that we publicly disseminate.

We undertake no obligation to publicly update or revise these forward-looking statements, whether as a result of new information, future events or otherwise except as may be required in securities laws.

Contact:

U-Store-It Trust

Timothy M. Martin

Chief Financial Officer

(610) 293-5700

U-STORE-IT TRUST AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(in thousands, except share data)

	December 31,	December 31,
	2008	2007
ASSETS
Storage facilities	$1,888,123	$1,916,396
Less: Accumulated depreciation	(328,165)	(269,278)
Storage facilities, net	1,559,958	1,647,118
Cash and cash equivalents	3,744	4,517
Restricted cash	16,217	15,818
Loan procurement costs - net of amortization	4,453	6,108
Assets held for sale	2,378
Other assets - net	10,909	14,270
Total assets	$1,597,659	$1,687,831

LIABILITIES AND SHAREHOLDERS’ EQUITY

Revolving credit facility	$172,000	$219,000
Unsecured term loan	200,000	200,000
Secured term loan	57,419	47,444
Mortgage loans and notes payable	548,085	561,057
Accounts payable and accrued expenses	39,410	33,623
Due to related parties	—	110
Distributions payable	1,572	11,300
Deferred revenue	9,725	10,148
Security deposits	472	548
Other liabilities held for sale	22	—
Total liabilities	1,028,705	1,083,230

Minority interests, including unitholders in the Operating Partnership	46,026	48,982

Commitments and contingencies

Shareholders’ Equity
Common shares $.01 par value, 200,000,000 shares authorized, 57,637,920 and 57,577,232 shares issued and outstanding at December 31, 2008 and December 31, 2007, respectively	576	576
Additional paid in capital	801,029	797,940
Accumulated other comprehensive loss	(7,553)	(1,664)
Accumulated deficit	(271,124)	(241,233)
Total shareholders’ equity	522,928	555,619
Total liabilities and shareholders’ equity	$1,597,659	$1,687,831

U-STORE-IT TRUST AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

	Three months	Three months	Year	Year
	ended	ended	ended	ended
	December 31,	December 31,	December 31,	December 31,
	2008	2007	2008	2007
	(Dollars and shares in thousands, except per share data)

REVENUES
Rental income	$55,291	$53,906	$219,917	$203,036
Other property related income	4,214	3,730	16,483	16,081
Other - related party	—	25	—	365
Total revenues	59,505	57,661	236,400	219,482
OPERATING EXPENSES
Property operating expenses	24,222	25,623	99,182	92,771
Property operating expenses - related party	—	7	—	59
Depreciation and amortization	18,796	19,483	77,580	68,424
Lease abandonment	—	—	—	1,316
General and administrative	7,151	5,221	24,964	21,966
General and administrative - related party	—	—	—	337
Total operating expenses	50,169	50,334	201,726	184,873
OPERATING INCOME	9,336	7,327	34,674	34,609
OTHER INCOME (EXPENSE)
Interest:
Interest expense on loans	(12,436)	(14,813)	(52,014)	(54,108)
Loan procurement amortization expense	(486)	(440)	(1,929)	(1,772)
Interest income	28	97	153	401
Other	(94)	124	94	118
Total other expense	(12,988)	(15,032)	(53,696)	(55,361)
LOSS BEFORE MINORITY INTERESTS	(3,652)	(7,705)	(19,022)	(20,752)
MINORITY INTERESTS	267	735	1,482	1,704
LOSS FROM CONTINUING OPERATIONS	(3,385)	(6,970)	(17,540)	(19,048)
DISCONTINUED OPERATIONS
Income from operations	121	884	2,404	3,988
Gain on disposition of discontinued operations	6,296	395	19,720	2,517
Minority interest attributable to discontinued operations	(539)	(193)	(1,792)	(534)
Income from discontinued operations	5,878	1,086	20,332	5,971
NET INCOME (LOSS)	$2,493	$(5,884)	$2,792	$(13,077)

Basic and diluted loss per share from continuing operations	$(0.06)	$(0.12)	$(0.30)	$(0.33)
Basic and diluted earnings per share from discontinued operations	$0.10	$0.02	$0.35	$0.11
Basic and diluted loss per share	$0.04	$(0.10)	$0.05	$(0.22)

Weighted-average basic shares outstanding	57,636	57,589	57,621	57,497
Weighted-average diluted shares outstanding	57,636	57,589	57,621	57,497

Distributions declared per common share and unit	$0.025	$0.18	$0.565	$1.05

Same-store facility results (364 facilities)

(in thousands, except percentage and per square foot data)

	Three months ended
	December 31,		Percent
	2008	2007	Change
REVENUES
Rental income	$51,748	$51,273	0.9%
Other property related income	3,635	3,138	15.8%
Total revenues	$55,383	$54,411	1.8%

OPERATING EXPENSES
Property taxes	5,265	6,282	-16.2%
Personnel expense	5,702	6,169	-7.6%
Advertising	1,786	1,530	16.7%
Repair and maintenance	978	878	11.4%
Utilities	2,392	2,421	-1.2%
Property insurance	781	722	8.2%
Other expenses	3,552	4,045	-12.2%

Total operating expenses	$20,456	$22,047	-7.2%

Net operating income (1)	$34,927	$32,364	7.9%

Gross margin	63.1%	59.5%

Period average occupancy (2)	80.0%	80.6%

Period end occupancy (3)	79.0%	79.8%

Total rentable square feet	23,320	23,320

Realized annual rent per occupied square foot (4)	$11.10	$10.92

In place annual rent per square foot (5)	$12.44	$12.24

Reconciliation of Same-Store Net Operating Income to Operating Income
Same-store net operating income (1)	$34,927	$32,364
Non same-store net operating income (1)	2,201	1,408
Indirect property overhead	(1,845)	(1,741)
Depreciation	(18,796)	(19,483)
General and administrative expense	(7,151)	(5,221)

Operating Income	$9,336	$7,327

(1)	Net operating income (NOI) is a non-GAAP (generally accepted accounting principles) financial measure that excludes the impact of depreciation and general & administrative expense.
(2)	Square feet occupancy represents the weighted average occupancy for the period.
(3)	Represents occupancy at December 31 of the respective year.
(4)	Realized annual rent per occupied square foot is computed by dividing rental income by the weighted average occupied square feet for the period.
(5)	In place annual rent per square foot represents annualized contractual rents per available square foot for the period.

Same-store facility results (364 facilities)

(in thousands, except percentage and per square foot data)

	Year ended December 31,		Percent
	2008	2007	Change
REVENUES
Rental income	$205,605	$197,262	4.2%
Other property related income	15,362	15,186	1.2%
Total revenues	$220,967	$212,448	4.0%

OPERATING EXPENSES
Property taxes	25,907	26,028	-0.5%
Personnel expense	22,861	22,755	0.5%
Advertising	5,844	5,261	11.1%
Repair and maintenance	3,429	3,204	7.0%
Utilities	9,751	9,208	5.9%
Property insurance	2,924	3,276	-10.7%
Other expenses	13,607	12,949	5.1%

Total operating expenses	$84,323	$82,681	2.0%

Net operating income (1)	$136,644	$129,767	5.3%

Gross margin	61.8%	61.1%

Period average occupancy (2)	80.5%	80.2%

Period end occupancy (3)	79.0%	79.8%

Total rentable square feet	23,320	23,320

Realized annual rent per occupied square foot (4)	$10.96	$10.55

In place annual rent per square foot (5)	$12.37	$12.19

Reconciliation of Same-Store Net Operating Income to Operating Income
Same-store net operating income (1)	$136,644	$129,767
Non same-store net operating income (1)	8,081	4,142
Indirect property overhead	(7,507)	(7,257)
Depreciation	(77,580)	(68,424)
Lease abandonment charge	—	(1,316)
General and administrative expense	(24,964)	(22,303)

Operating Income	$34,674	$34,609

(1)	Net operating income (NOI) is a non-GAAP (generally accepted accounting principles) financial measure that excludes the impact of depreciation and general & administrative expense.
(2)	Square feet occupancy represents the weighted average occupancy for the period.
(3)	Represents occupancy at December 31 of the respective year.
(4)	Realized annual rent per occupied square foot is computed by dividing rental income by the weighted average occupied square feet for the period.
(5)	In place annual rent per square foot represents annualized contractual rents per available square foot for the period.

Non-GAAP Measure — Computation of Funds From Operations

(in thousands, except per share data)

	Three months ended		Year ended
	December 31,		December 31,
	2008	2007	2008	2007

Net income (loss)	$2,493	$(5,884)	$2,792	$(13,077)

Add (deduct):
Real estate depreciation	18,566	19,740	77,768	69,402
Gains on sales of real estate	(6,296)	(395)	(19,720)	(2,517)
Minority interests from continuing operations	(267)	(735)	(1,482)	(1,704)
Minority interests from discontinued operations	539	193	1,792	534

FFO	$15,035	$12,919	$61,150	$52,638

Non-recurring lease abandonment charge	—	—	—	1,316

FFO, excluding non-recurring charge	$15,035	$12,919	$61,150	$53,954

Loss per share - fully diluted	$0.04	$(0.10)	$0.05	$(0.22)
FFO per share and unit - fully diluted	$0.24	$0.21	$0.97	$0.84
FFO per share, excluding non-recurring charge (1)	$0.24	$0.21	$0.97	$0.86

Weighted-average diluted shares outstanding	57,636	57,589	57,621	57,497
Weighted-average diluted shares and units outstanding	62,730	62,679	62,814	62,660

Dividend per common share and unit	$0.025	$0.18	$0.565	$1.05
Payout ratio of FFO	10%	87%	58%	125%

(1)	Amount presented for the twelve months ended December 31, 2007 excludes a non-cash lease abandonment charge of $1.3 million.